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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 1996 (August 15,
1996)



                         AMERICAN TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



 Delaware                               0-24248               87-0361799
(State or other jurisdiction of       (Commission      (I.R.S. Empl. Ident. No.)
incorporation or organization)        File Number)



   12725 Stowe Drive, Poway. California                      92064
 (Address of principal executive offices)                  (Zip Code)


                                 (619) 679-2114
              (Registrant's telephone number, including area code)


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ITEM 5.    OTHER EVENTS

On August 15, 1996 the Company completed the private offering and sale for cash of an aggregate of $700,000 of unsecured 6% Convertible Subordinated Promissory Notes due July 31, 1998 ("Notes") to a limited number of investors. The principal and interest amount of each Note may at the election of the Note holder be converted one or more times into fully paid and nonassessable shares of common stock, $.00001 par value, of the Company, at a price which is the lower of (i) $2.00 per share or (ii) 80% of five days market price prior to conversion but not less than $0.80 per share. These securities were offered and sold without registration under the Securities Act of 1933, as amended, upon the exemption provided by Rule 903 of Regulation S thereunder and an appropriate legend was placed on the Notes.

Proceeds from the sale of the Notes is intended for media and public relations to aid in licensing the Company's new sound reproduction technology as well as related prototyping, testing and demonstrations and for working capital. There can be no assurance that the Company can successfully develop or exploit its various technologies.

The Company presently has 7,626,228 common shares issued and outstanding.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
       None

(b) Pro forma financial information.
       None

(c) Exhibits

         4.6 Form of 6% Convertible Subordinated Promissory Note due July 31, 1998 aggregating $700,000 granted to six investors



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AMERICAN TECHNOLOGY CORPORATION





Date: August 19, 1996                         By: /s/ ROBERT PUTNAM
                                                  ------------------
                                              Robert Putnam
                                              President and CEO



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